SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                     CURRENT REPORT DATED FEBRUARY 22, 1997


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                       FINANCIAL FREEDOM ENTERPRISES, INC.
   --------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Colorado                     33-24387-                 84-1092599
----------------------         ---------------------        --------------
(State of Incorporation)      (Commission File Number)      (I.R.S. employer
                                                         identification number)



                    180 N. Woodruff, Idaho Falls, Idaho 83401
              ----------------------------------------------------
                    (Address of Principal Executive Offices)


                  Registrant's telephone and facsimile number,
             including area code (208) 529-2111; Fax (208) 529-0690
                       -----------------------------------


                         IMPACT INCOME INVESTMENTS, INC.
                      -------------------------------------
                                  (Former Name)

                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.  Changes in Control of Registrant

     A. Financial Freedom Enterprises, Inc. filed a Form 8-K on September 12, 1996 announcing its acquisition by the then Registrant IMPACT Income
Investments, Inc., together with FFE's Board of Directors controlling shareholders, and detailed information about FFE's business.

     B. This Report is to state that Financial Freedom is in the process of developing the necessary legal documentation to Rescind, Terminate and Declare Null and Void the previously reported Acquisition. The reasons are complex but none of the parties to the purported acquisition had legal counsel and FFE had discovered various legal problems with the necessary documentation; and Robert Ground, the long-time President and CEO of IMPACT Investments has recently advised in writing that he concurs in a rescission of the June 1995 consolidation; and followed immediately with negotiations for corporate re-structuring and a statutory tax-free Plan of Reorganization and Merger.


Item 5.  Other Events

     Although a member firm of the National Association of Securities Dealers, Inc. had submitted the documents to the NASD for trading (that had been discontinued for several years) the NASD never authorized trading and FFE does not know of any trading. However, Registrant's examination of shareholders' lists from the Stock Transfer Agents, American Securities Transfer & Trust, Inc., as of the dates of the April 1996 (date of the initial agreement to the consolidation), the June 24, 1996 date of the IMPACT shareholders meetings, and December 31, 1996 indicates that there were transfers among existing shareholders, and restricted shares issued to the consultant to the transactions. Management of FFE proposes to notify the Division of Corporation Finance at the Securities and Exchange Commission immediately upon the execution of the required legal documents.


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

Date: February 22, 1997
                                           FINANCIAL FREEDOM ENTERPRISES, INC.
ATTEST:

/S/  RODNEY ALLEN                          /S/  CAROL WALKER
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Rodney Allen, President and Secretary       Carol Walker, Chairman and CEO

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